UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 19, 2017
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5100 E Skelly Dr., Suite 500, Tulsa, OK	74135
	(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 19, 2017, the Board of Directors of Matrix Service Company (the "Company"), upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, temporarily increased the size of the Board from seven to eight members and appointed John D. Chandler to serve as a member of the Board of Directors, to fill the resulting vacancy, for a term commencing on June 20, 2017 and expiring at the Annual Meeting of Stockholders of the Company in 2017 and until his successor is duly elected and qualifies, unless he sooner dies, retires or resigns. The size of the Board will revert to seven coincident with the 2017 Annual Meeting when I. Edgar (Ed) Hendrix retires from the Board at the end of his current term in accordance with the Board's retirement policy. The Board of Directors also appointed Mr. Chandler to serve on each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors coincident with the commencement of his service as a director.
Mr. Chandler has served as a director of USA Compression GP, LLC, the general partner of USA Compression Partners, LP, since October 2013; serving also as the audit committee chairman during his tenure.  Mr. Chandler has also served on the board of directors and the audit committee of CONE Midstream GP, LLC, the general partner of CONE Midstream Partners LP, since October 2014 and on the board of directors and audit committee of Green Plains Holdings LLC, the general partner of Green Plains Partners LP, since June 2016. From 2009 until his retirement in March 2014, Mr. Chandler served as Senior Vice President and Chief Financial Officer of Magellan GP, LLC, the general partner of Magellan Midstream Partners, LP. From 2003 until 2009, he served in the same capacities for the general partner of Magellan Midstream Holdings, L.P. From 1999 to 2002, Mr. Chandler was Director of Financial Planning and Analysis and Director of Strategic Development for a subsidiary of The Williams Companies, Inc. From 1992 to 1999, Mr. Chandler held various accounting and finance positions with MAPCO Inc. Mr. Chandler received his B.S. and B.A. in accounting and finance from the University of Tulsa.
As a non-employee director of the Company, Mr. Chandler will receive the same compensation provided to all non-employee members of the Company’s Board of Directors. The compensation of non-employee directors of the Company is described in the Company’s proxy statement for the 2016 Annual Meeting under the caption "Director Compensation."
Also in conjunction with his appointment, the Company will enter into an Indemnification Agreement with Mr. Chandler, the form of which has been filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed June 9, 2015. The Indemnification Agreement provides indemnity to the director against liabilities incurred in the performance of his duties to the fullest extent permitted by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: June 21, 2017	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer